UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Silver Point Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Maryland	000-56533	47-1577585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Greenwich Plaza, Suite 1 Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 542-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Edward Mulé as a Trustee, Chair of the Board of Trustees and Chief Executive Officer of the Fund

On December 16, 2025, Edward Mulé informed Silver Point Specialty Lending Fund (the “Fund”) of his resignation from his positions as a Trustee and Chair of the Board of Trustees of the Fund (the “Board”) and as Chief Executive Officer (“CEO”) of the Fund, effective as of the close of business on December 16, 2025. Mr. Mulé resigned to devote additional time to his responsibilities related to managing investments made by Silver Point Capital, L.P. and its affiliates. Mr. Mulé’s resignation is not the result of any disagreement with the Fund or with its investment adviser. Mr. Mulé will continue to serve as the Portfolio Manager of the Fund.

Appointment of Anthony DiNello as a Trustee, Chair of the Board of Trustees and Chief Executive Officer of the Fund

On December 16, 2025, the Board appointed Anthony DiNello to serve as a Trustee of the Fund to fill the vacancy on the Board created by Mr. Mulé’s resignation, effective as of the close of business on December 16, 2025. Mr. DiNello will serve as a Trustee of the Fund until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with the Fund’s Second Amended and Restated Agreement and Declaration of Trust.

The Board also appointed Mr. DiNello to serve as Chair of the Board and CEO of the Fund, effective as of the close of business on December 16, 2025. Mr. DiNello will serve as Chair of the Board and CEO of the Fund until his resignation or removal by the Board. Mr. DiNello will continue to serve as President of the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Point Specialty Lending Fund

Date: December 18, 2025	By:	/s/ James Kasmarcik
	Name:	James Kasmarcik
	Title:	Secretary